UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2014

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225 Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information disclosed in Item 2.01 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 13, 2014, AV Homes, Inc. (the “Company”) and AVH Acquisition, LLC, a newly formed subsidiary of the Company (the “Acquisition Subsidiary”), entered into an Asset Purchase Agreement with Royal Oak Homes, LLC (“Royal Oak Homes”) and certain of its direct and indirect owners (the “Royal Oak Agreement”), pursuant to which the Company, through its Acquisition Subsidiary, acquired substantially all of the business of Royal Oak Homes, a residential home builder based in Orlando, Florida.

At the same time, the Company and the Acquisition Subsidiary entered into an agreement with Hanover Land Company, LLC (“Hanover”) and certain of its affiliates (the “Hanover Agreement”). Hanover is the affiliate of Royal Oak Homes engaged in land acquisition, holding and development. Pursuant to the Hanover Agreement, the Company, through its Acquisition Subsidiary, purchased certain land positions from Hanover and its affiliates and entered into purchase agreements to acquire additional lots in the future. The Hanover Agreement also grants the Company a right of first refusal with respect to single family residential land acquisitions and projects sold by Hanover for two years after the closing.

The total purchase price paid under the Royal Oak Agreement and the Hanover Agreement was approximately $65 million, paid in cash, which includes a $3 million earn-out. The actual amount of the earn-out may be more or less than the $3 million target amount based on the performance of the Royal Oak Homes business through the end of 2015.

The foregoing description of the Royal Oak Agreement and the Hanover Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

A press release describing the transactions is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated March 13, 2014, by and among AV Homes, Inc., AVH Acquisition, LLC, Royal Oak Homes, LLC, Sam of Heathrow, LLC, William Colby Franks, Andrew J. Orosz, J. Matthew Orosz, Jody L. Orosz, as trustee of the Jody L. Orosz Family Trust dated February 18, 2004, Stephen W. Orosz, and William S. Orosz, Jr., as trustee of the William S. Orosz, Jr. Family Trust dated February 18, 2004

10.2	Hanover Agreement, dated March 13, 2014, by and between William S. Orosz, Jr, Hanover Land Company, LLC, Hanover Aldea Reserve, LLC, Hanover Avalon Reserve, LLC, Hanover Barrington Estates, LLC, Hanover Black Lake, LLC, Hanover Emerald Lake, LLC, Hanover Hammock Trails I, LLC, Hanover Marbella, LLC, Pines at Lake Apopka, LLC, Spring Ridge Estates, LLC, Blue Lake Estates, LLC, AVH Acquisition, LLC, and AV Homes, Inc.

99.1	Press Release dated March 13, 2014 announcing the acquisition of assets of Royal Oak Homes and certain real estate from Hanover

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

Date: March 14, 2014	By:	/s/ Roger A. Cregg
	Name:	Roger A. Cregg
	Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated March 13, 2014, by and among AV Homes, Inc., AVH Acquisition, LLC, Royal Oak Homes, LLC, Sam of Heathrow, LLC, William Colby Franks, Andrew J. Orosz, J. Matthew Orosz, Jody L. Orosz, as trustee of the Jody L. Orosz Family Trust dated February 18, 2004, Stephen W. Orosz, and William S. Orosz, Jr., as trustee of the William S. Orosz, Jr. Family Trust dated February 18, 2004

10.2	Hanover Agreement, dated March 13, 2014, by and between William S. Orosz, Jr, Hanover Land Company, LLC, Hanover Aldea Reserve, LLC, Hanover Avalon Reserve, LLC, Hanover Barrington Estates, LLC, Hanover Black Lake, LLC, Hanover Emerald Lake, LLC, Hanover Hammock Trails I, LLC, Hanover Marbella, LLC, Pines at Lake Apopka, LLC, Spring Ridge Estates, LLC, Blue Lake Estates, LLC, AVH Acquisition, LLC, and AV Homes, Inc.

99.1	Press Release dated March 13, 2014 announcing the acquisition of assets of Royal Oak Homes and certain real estate from Hanover